   As filed with the Securities and Exchange Commission on December 22, 1998

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------

                        GROUP MAINTENANCE AMERICA CORP.
             (Exact name of registrant as specified in its charter)

                TEXAS                                      76-0535259
     (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)

                             ---------------------

                          8 GREENWAY PLAZA, SUITE 1500
                              HOUSTON, TEXAS 77046
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                             ---------------------

                             GROUPMAC SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                             ---------------------

                               RANDOLPH W. BRYANT
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          8 GREENWAY PLAZA, SUITE 1500
                              HOUSTON, TEXAS 77046
                                 (713) 860-0100
                         (Name, address and telephone
              number, including area code, of agent for service)

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
 TITLES OF SECURITIES          AMOUNT TO BE    OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
 TO BE REGISTERED(1)            REGISTERED      PER SHARE (2)          PRICE (2)            FEE
Common Stock,                    200,000          $11.875             $2,375,000          $660.25
$0.001 par value
===================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee and based on the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange on December 18, 1998.

================================================================================

                                    PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Note: The documents containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, those documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. On request, the registrant will furnish to the Commission or its staff a copy or copies of all of the documents included in that file.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Group Maintenance America Corp., a Texas corporation (the "Company"), with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

          1. The Company's Transition Report on Form 10-K for the ten-month period ended December 31, 1997;

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

          3. The Company's Current Reports on Form 8-K dated January 29, 1998, May 22, 1998, June 26, 1998, September 15, 1998, October 28, 1998, November
     4, 1998 and November 25, 1998, as amended; and

          4. The description of the Company's common stock, par value $.001 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A, as originally filed with the Commission on November 4, 1997.

     All documents filed by the Company or the GroupMac Savings Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

     Any statement contained in this Registration Statement, in an amendment hereto or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed amendment to this Registration Statement or any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     The legality of the Common Stock to which this Registration Statement relates has been passed upon by Randolph W. Bryant, Senior Vice President,
General Counsel and Secretary of the Company.   The Company has been advised by
Mr. Bryant that, as of December 1, 1998, he beneficially owned 20,991 shares of Common Stock of the Company (including 19,991 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days).

Item 6.   Indemnification of Directors and Officers.

Texas Business Corporation Act

     Article 2.02-1.B of the Texas Business Corporation Act, as amended (the "TBCA"), grants to a corporation the power to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection therewith, only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed that (a) in the case of conduct in his official capacity as a director of the corporation, his conduct was in the corporation's best interests, and (b) in all other cases, his conduct was at least not opposed to the corporation's best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

     Article 2.02-1.C of the TBCA limits the allowable indemnification by providing that, except to the extent permitted by Article 2.02-1.E of the TBCA, a director may not be indemnified in respect of a proceeding in which the person was found liable (1) on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (2) to the corporation.

     Article 2.02-1.D of the TBCA provides that the termination of a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person to be indemnified did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and in respect of any criminal action or proceeding, did not reasonably believe that his conduct was unlawful.

     Article 2.02-1.E of the TBCA provides that if a director is found liable to the corporation or is found liable on the basis that he improperly received a personal benefit, the permissible indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and
(2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

     Article 2.02-1.H of the TBCA provides that a corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

     Article 2.02-1.K of the TBCA provides that reasonable expenses incurred by a director who was, is, or is threatened to be made a defendant or respondent in a proceeding may be paid by the Company in advance of the final disposition of such proceeding as authorized by the Board of Directors in the specific case on receipt of a written undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company and the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA.

     Article 2.02-1.O of the TBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify and advance expenses to directors under Article 2.02-1 of the TBCA.

     Article 2.02-1.R of the TBCA provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity, whether or not the corporation would have the power to indemnify him against that liability.

Articles of Incorporation

     Article VIII of the Company's Articles of Incorporation, as amended, provides that, to the greatest extent permitted by applicable law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for an act or omission in the director's capacity as a director, except for liability for (i) a breach of a director's duty of loyalty to the Company or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided for by statute; or (v) an act related to an unlawful stock repurchase or unlawful payment of a dividend.

Bylaws

     Article 6 of the Bylaws of the Company, as amended, authorizes the Company to indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil,criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that would lead to such action, suit or proceeding (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, to the fullest extent permitted by Texas law.

Savings Plan

     In addition, Section 12.8 of the Plan provides that the Company will indemnify and save harmless any member of the Board of Directors of the Company, any member of the committee administering the Plan and any employee of the Company from and against any and all loss resulting from liability to which any such person may be subjected by reason of any conduct (except willful or reckless misconduct) in a fiduciary capacity under the Plan or the related trust, or both, including all expenses reasonably incurred in such person's defense, in case the Company fails to provide such defense.

Insurance

     The Company has obtained a policy of liability insurance to insure its directors and officers against losses resulting from certain acts committed by them in their capacities as directors and officers of the Company.

Indemnification Agreements

     The Company has entered into an employment agreement with each of its executive officers pursuant to which the Company has agreed to indemnify, to the extent provided in the Company's Bylaws, such persons with respect to matters relating to his services as a director or officer of the Company.

     The above discussion of the Company's Articles of Incorporation, Bylaws, the Plan, the Company's employment agreements and Section 2.02-1 of the TBCA is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

(a) The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

4.1* Specimen form of certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-34067), as amended).

4.2* Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-34067), as amended).

4.3  Bylaws of the Company, as amended.

4.4  The GroupMac Savings Plan.

5    Opinion of Randolph W. Bryant.

23.1 Consent of KPMG Peat Marwick LLP.

23.2 Consent of Randolph W. Bryant (included in Exhibit 5).

24   Powers of Attorney.
_______________

* Incorporated herein by reference as indicated.

     (b) The Company hereby undertakes (i) to submit (or cause to be submitted) the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and (ii) to make (or cause to be made) all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.   Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment should be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of December, 1998.

                              GROUP MAINTENANCE AMERICA CORP.


                              By:   /s/ J. PATRICK MILLINOR, JR.
                                 -------------------------------
                                    J. Patrick Millinor, Jr.
                                    Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 22, 1998.


           Signature                                     Title
           ---------                                     -----

        JAMES P. NORRIS*                 Director and Chairman of the Board
--------------------------------------
        James P. Norris



  /s/   J. PATRICK MILLINOR, JR.         Director and Chief Executive Officer
--------------------------------------   (principal executive officer)
        J. Patrick Millinor, Jr.


 /s/    DARREN B. MILLER                 Executive Vice President and Chief
--------------------------------------   Financial Officer
        Darren B. Miller                 (principal financial officer)



/s/     DANIEL W. KIPP                   Senior Vice President and Controller
--------------------------------------   (principal accounting officer)
        Daniel W. Kipp



        DONALD L. LUKE*                  Director, President and Chief
--------------------------------------   Operating Officer
        Donald L. Luke



        CHESTER J. JACHIMIEC*            Director and Executive Vice
--------------------------------------   President-Acquisitions
        Chester J. Jachimiec



       RONALD D. BRYANT*                 Director
--------------------------------------
       Ronald D. Bryant


       DAVID L. HENNINGER*               Director
--------------------------------------
       David L. Henninger


       TIMOTHY JOHNSTON*                 Director
--------------------------------------
       Timothy Johnston


      ANDREW J. KELLY*                   Director
--------------------------------------
      Andrew J. Kelly

     THOMAS B. MCDADE*
--------------------------------------   Director
     Thomas B. McDade


     LUCIAN L. MORRISON*
--------------------------------------   Director
     Lucian L. Morrison


      ROBERT MUNSON III*
--------------------------------------   Director
      Robert Munson


      FREDRIC J. SIGMUND*
--------------------------------------   Director
      Fredric J. Sigmund


      JOHN M. SULLIVAN*
--------------------------------------   Director
      John M. Sullivan


     JAMES D. WEAVER*
--------------------------------------   Director
     James D. Weaver


*By:  /s/ RANDOLPH W. BRYANT
    ----------------------------------   Director
          Randolph W. Bryant
   (Attorney-in-fact for persons indicated)

                               INDEX TO EXHIBITS

4.1* Specimen form of certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-34067), as amended).

4.2* Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-34067), as amended).

4.3   Bylaws of the Company, as amended.

4.4   The GroupMac Savings Plan.

5     Opinion of Randolph W. Bryant.

23.1  Consent of KPMG Peat Marwick LLP.

23.2  Consent of Randolph W. Bryant (included in Exhibit 5).

24    Powers of Attorney.
---------------
* Incorporated herein by reference as indicated